SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2012 (July 25, 2012)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850

(Address of Principal Executive Offices)

(301) 366-4841

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, Neuralstem, Inc. (“Company”) renewed the employment contracts of: (i) Mr. I. Richard Garr, the Company’s CEO, interim CFO and general counsel, (ii) Dr. Karl Johe, the Company’s Chief Scientific Officer and (iii) Dr. Tom Hazel, the Company’s Senior Vice President of Research. The renewals extend the current employment agreements of Mr. Garr, Dr. Johe and Dr. Hazel for an additional period of 60 months. Accordingly, the termination date for the employment agreements of Mr. Garr and Dr. Johe will now be October 31, 2017. The termination date for Dr. Hazel’s employment agreement will be August 11, 2017. All other terms and conditions of their respective employment agreements remained the same.

In connection with Dr. Johe’s renewal, the Company granted Dr. Johe 5,000,000 common stock purchase options. The options have an exercise price of $0.92 and a term of 10 years. The options vest at a rate of 500,000 shares every six months. In addition to the vesting conditions, vesting of the final 2,000,000 options is also subject to the Company receiving approval from its shareholders to either: (i) make the grant on a stand-alone basis, (ii) amend the terms of the Company’s 2010 Equity Compensation Plan (“Plan”) to increase the number of shares available for grant under the plan by at least 2,000,000 common shares, or (iii) authorize a new equity compensation plan covering at least 2,000,000 common shares. Additionally, the number of shares into which the final 2,500,000 options to vest are exercisable into is subject to reduction (but not increase) if the closing price of the Company’s common stock on the day of exercise is above $5.00. The reduction is applied to the number of shares of common stock underlying the options being exercised by a fraction of which the numerator is $5.00 and the denominator is the closing price of the Company’s common stock on the day of exercise, subject to further adjustment as provided for in the Plan.

The foregoing summary of the terms of the renewal agreements of Mr. Garr, Dr. Johe and Dr. Hazel are subject to, and qualified in their entirety by, the form of each respective agreement attached to this Current Report on Form 8-K as Exhibits 10.01, 10.02 and 10.03 respectively and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 25, 2012, the Company announced that the seventeenth patient was treated in the ongoing Phase I trial of its spinal cord neural stem cells for the treatment of amyotrophic lateral sclerosis (ALS or Lou Gehrig's disease). A copy of the press release is attached to this report as Exhibit 99.01.

On July 26, 2012, the Company announced that it received a notice of issuance for patent number 12/710,097 titled: “Transplantation of Human Neural Cells for Treatment of Neurodegenerative Conditions.” A copy of the press release is attached to this report as Exhibit 99.02.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

10.01	Form of Renewal Agreement of I. Richard Garr
10.02	Form of Renewal Agreement of Dr. Karl Johe
10.03	Form of Renewal Agreement of Dr. Tom Hazel
99.01	Copy of press release issued July 25, 2012
99.02	Copy of press release issued July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: July 27, 2012

EXHIBITS

Exhibit Number	Description

10.01	Form of Renewal Agreement of I. Richard Garr
10.02	Form of Renewal Agreement of Dr. Karl Johe
10.03	Form of Renewal Agreement of Dr. Tom Hazel
99.01	Copy of press release issued July 25, 2012
99.02	Copy of press release issued July 26, 2012